UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2008

IR BIOSCIENCES HOLDINGS, INC.
(Exact name of registrant specified in charter)

Delaware	033-05384	13-3301899
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8767 E. Via de Ventura, Suite 190, Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

(480) 922-3926
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

ITEM 7.01    REGULATION FD DISCLOSURE

On April 8, 2008, IR BioSciences Holdings, Inc., a Delaware corporation (the “Company”), issued a letter to shareholders. The letter provides information related to the development of the Company’s business and an explanation of its scientific work. The letter will be available on the Company's website at http://www.immuneregen.com/, although the Company reserves the right to discontinue that availability at any time, and is attached hereto as Exhibit 99.1.

The information in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company's expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

99.1           Letter to Shareholders dated April 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR BIOSCIENCES HOLDINGS, INC.

Dated: April 8, 2008	By:	/s/ Michael K Wilhelm
Michael K Wilhelm,
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Letter to Shareholders dated April 8, 2008

*Filed herewith